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Exhibit 99.2

Assured Guaranty Ltd.
June 30, 2010
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. ("AGL" and, together with its subsidiaries, "Assured Guaranty" or the "Company") with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for the three months ended March 31, 2010 and six months ended June 30, 2010.

Amounts in this financial supplement include the consolidated results of Assured Guaranty Municipal Holdings Inc., formerly Financial Security Assurance Holdings Ltd. ("AGMH"),since Assured Guaranty acquired AGMH on July 1, 2009.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. The Company's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade of the Company or its affiliates and/or of transactions insured by the Company or its affiliates, both of which have occurred in the past;(2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, the Company's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of the Company's loss reserves; (5) the impact of market volatility on the mark-to-market of the Company's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to the Company; (7) decreased demand or increased competition; (8) changes in applicable accounting policies or practices; (9) changes in applicable laws or regulations, including insurance and tax laws; (10) other governmental actions;(11) difficulties with the execution of the Company's business strategy; (12) contract cancellations;(13) the Company's dependence on customers; (14) loss of key personnel; (15) adverse technological developments; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management's response to these factors; and (20) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Assured Guaranty Ltd.
Selected Financial Highlights
 (dollars in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
			% Change versus 2Q-09			% Change versus YTD-09
	2010	2009		2010	2009
Operating income reconciliation:
Operating income [1]	$172.0	$27.3	530%	$284.6	$90.8	213%
Plus after-tax adjustments:
Realized gains (losses) on investments	(4.3)	(7.1)	(39)%	2.4	(24.2)	NM
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	40.6	(150.8)	NM	271.4	(124.5)	NM
Fair value gains (losses) on committed capital securities	8.2	(39.4)	NM	7.4	(26.6)	NM
Foreign exchange gains (losses) on revaluation of premiums receivable	(19.0)	-	NM	(42.0)	-	NM
Effect of consolidating variable interest entities ("VIEs") [2]	6.0	-	NM	1.7	-	NM

Net income (loss) attributable to Assured Guaranty Ltd.	$203.5	$(170.0)	NM	$525.5	$(84.5)	NM

Return on equity ("ROE") calculations [3]:
ROE, excluding unrealized gain (loss) on investment portfolio	22.7%	(31.0)%		29.7%	(8.5)%
Operating ROE	15.9%	4.1%		13.4%	7.0%
Earnings per diluted share:
Operating income	$0.91	$0.29	214%	$1.50	$0.98	53%
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.02)	(0.08)	(75)%	0.01	(0.26)	NM
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.21	(1.62)	NM	1.43	(1.35)	NM
Fair value gains (losses) on committed capital securities	0.04	(0.42)	NM	0.04	(0.29)	NM
Foreign exchange gains (losses) on revaluation of premiums receivable	(0.10)	-	NM	(0.22)	-	NM
Effect of consolidating VIEs [1]	0.03	-	NM	0.01	-	NM

Net income (loss) attributable to Assured Guaranty Ltd. [4]	$1.08	$(1.82)	NM	$2.77	$(0.91)	NM

Other information:
Gross par written	8,261	10,561	(22)%	15,449	32,837	(53)%
Effective tax rate on operating income	30.4%	(780.7)%		31.1%	(11.0)%
Effective tax rate on net income	30.9%	39.6%		28.2%	53.4%

	As of
Other information:	June 30, 2010	December 31, 2009
Net debt service outstanding	$942,641	$958,265	(2)%
Net par outstanding	627,514	640,422	(2)%
Claims-paying resources [5]	13,290	13,525	(2)%

1. The Company has revised its definition of operating income in the three months ended June 30, 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. Prior periods are presented on a consistent basis.

2. Effective January 1, 2010, accounting guidance requires the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

3. Quarterly ROE calculations represent annualized returns.

4. Total may not add due to differences in calculating GAAP and non-GAAP per diluted share amounts.

5. See page 5.

Note: Please refer to endnotes for explanation of non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Ltd.
Consolidated Statements of Operations
 (dollars and shares in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
			% Change versus 2Q-09			% Change versus YTD 2009
	2010	2009		2010	2009
Revenues:
Net earned premiums	$292.1	$78.6	272%	$611.7	$227.1	169%
Net investment income	90.9	43.3	110%	175.2	86.9	102%
Net realized investment gains (losses)	(8.4)	(4.9)	71%	1.0	(22.0)	NM
Change in fair value of credit derivatives:
Realized gains and other settlements	51.7	27.7	87%	106.4	57.4	85%
Credit impairment on credit derivatives	(28.1)	(35.2)	(20)%	(104.5)	(36.2)	189%
Non-credit impairment fair value gains (losses) on credit derivatives	49.9	(219.0)	NM	350.4	(200.1)	NM

Net change in fair value of credit derivatives	73.5	(226.5)	NM	352.3	(178.9)	NM
Fair value gains (losses) on committed capital securities	12.6	(60.6)	NM	11.3	(40.9)	NM
Financial guaranty VIEs' revenues	(19.1)	-	NM	(14.9)	-	NM
Other income	(13.5)	0.5	NM	(26.4)	1.4	NM

Total revenues	428.1	(169.6)	NM	1,110.2	73.6	1408%
Expenses:
Loss and loss adjustment expenses	71.2	38.0	87%	201.7	117.8	71%
Amortization of deferred acquisition costs	6.9	16.5	(58)%	15.1	40.0	(62)%
Assured Guaranty Municipal Holdings Inc. ("AGMH") acquisition-related expenses	2.8	24.2	(88)%	6.8	28.8	(76)%
Interest expense	24.9	6.5	283%	50.0	12.3	307%
Financial guaranty VIEs' expenses	(19.6)	-	NM	(4.8)	-	NM
Other operating expenses	47.4	26.5	79%	110.0	55.9	97%

Total expenses	133.6	111.7	20%	378.8	254.8	49%

Income (loss) before provision for income taxes	294.5	(281.3)	NM	731.4	(181.2)	NM
Provision (benefit) for income taxes	91.0	(111.3)	NM	205.9	(96.7)	NM

Net income (loss)	203.5	(170.0)	NM	525.5	(84.5)	NM
Less: Noncontrolling interest of variable interest entities	-	-	NM	-	-	NM

Net income (loss) attributable to Assured Guaranty Ltd	$203.5	$(170.0)	NM	$525.5	$(84.5)	NM
Less after-tax adjustments:
Realized gains (losses) on investments	(4.3)	(7.1)	(39)%	2.4	(24.2)	NM
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	40.6	(150.8)	NM	271.4	(124.5)	NM
Fair value gains (losses) on committed capital securities	8.2	(39.4)	NM	7.4	(26.6)	NM
Foreign exchange gains (losses) on revaluation of premiums receivable	(19.0)	-	NM	(42.0)	-	NM
Effect of consolidating VIEs [1]	6.0	-	NM	1.7	-	NM

Operating income	$172.0	$27.3	530%	$284.6	$90.8	213%

Weighted average shares outstanding
Basic shares outstanding - GAAP (for net income (loss) per share calculation)	184.1	93.1	98%	184.2	91.9	100%
Diluted shares outstanding - GAAP (for net income (loss) per share calculation)	188.8	93.1	103%	189.8	91.9	107%
Diluted shares outstanding - non-GAAP (for operating income per share	188.9	93.8	101%	189.9	92.6	105%
Shares outstanding at the end of period	183.7	134.4	37%
Effect of refundings and accelerations, net
Earned premiums from refundings and accelerations, net	$15.4	$20.1	(23)%	$30.8	$110.3	(72)%
Operating income effect	$9.9	$12.9	(23)%	$19.8	$77.6	(74)%
Operating income per diluted share effect	$0.05	$0.14	(64)%	$0.10	$0.84	(88)%

1. Effective January 1, 2010, accounting guidance requires the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to endnotes for explanation of non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Ltd.
Consolidated Balance Sheets
 (in millions)

	As of :
	June 30, 2010	December 31, 2009
Assets
Investment portfolio, available-for-sale:
Fixed maturity securities, at fair value	$9,113.8	$9,139.9
Short-term investments	1,391.2	1,668.3

Total investment portfolio	10,505.0	10,808.2
Assets acquired in refinancing transactions	138.3	152.4
Cash	97.2	44.1
Premiums receivable, net of ceding commissions payable	1,311.3	1,418.2
Ceded unearned premium reserve	929.5	1,080.5
Deferred acquisition costs	250.6	242.0
Reinsurance recoverable on unpaid losses	19.0	14.1
Credit derivative assets	491.1	492.5
Committed capital securities, at fair value	20.8	9.5
Deferred tax asset, net	1,072.3	1,158.2
Salvage and subrogation recoverable	686.0	420.3
Financial guaranty VIE assets [1]	1,844.7	762.3
Other assets	222.8	200.4

Total assets	$17,588.6	$16,802.7

Liabilities and shareholders' equity
Liabilities
Unearned premium reserves	$7,661.3	$8,400.2
Loss and loss adjustment expense reserve	403.5	289.5
Long-term debt	921.6	917.4
Notes payable	137.6	149.1
Credit derivative liabilities	1,766.0	2,034.6
Reinsurance balances payable, net	243.0	215.2
Financial guaranty VIE liabilities with recourse [1]	2,049.3	762.7
Financial guaranty VIE liabilities without recourse [1]	184.9	-
Other liabilities	352.8	513.9

Total liabilities	13,720.0	13,282.6
Shareholders' equity
Common stock	1.8	1.8
Additional paid-in capital	2,581.3	2,585.0
Retained earnings [1]	1,092.1	789.9
Accumulated other comprehensive income	191.4	141.8
Deferred equity compensation	2.0	2.0

Total shareholders' equity attributable to Assured Guaranty Ltd.	3,868.6	3,520.5
Noncontrolling interest in consolidated VIEs [1]	-	(0.4)

Total shareholders' equity	3,868.6	3,520.1

Total liabilities and shareholders' equity	$17,588.6	$16,802.7

1. Effective January 1, 2010, accounting guidance requires the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts.

Assured Guaranty Ltd.
Adjusted Book Value
 (dollars in millions, except per share amounts)

	As of :
					% Change versus 12/31/2009
	June 30, 2010		December 31, 2009
	Total	Per share	Total	Per share	Total	Per share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity attributable to Assured Guaranty Ltd.	$3,868.6	$21.05	$3,520.5	$19.12	10%	10%
Less after-tax adjustments:
Effect of consolidating VIEs [1]	(204.8)	(1.11)	-	-	NM	NM
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(503.9)	(2.74)	(767.6)	(4.17)	(34)%	(34)%
Fair value gains (losses) on committed capital securities	13.6	0.07	6.2	0.03	119%	133%
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	178.3	0.97	139.7	0.76	28%	28%

Operating shareholders' equity	$4,385.4	$23.87	$4,142.2	$22.49	6%	6%
After-tax adjustments:
Less: Deferred acquisition costs	259.8	1.41	235.3	1.28	10%	10%
Plus: Net present value of estimated net future credit derivative revenue	472.8	2.57	520.0	2.82	(9)%	(9)%
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	4,296.6	23.38	4,486.8	24.36	(4)%	(4)%

Adjusted book value	$8,895.0	$48.41	$8,913.7	$48.40	(0)%	0%

1. Effective January 1, 2010, accounting guidance requires the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating shareholders' equity reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to endnotes for explanation of non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Ltd.
Consolidated Capital and Claims Paying Resources and Statutory-basis Exposures 1
 (dollars in millions)

	As of June 30, 2010
	Assured Guaranty Corp.	Assured Guaranty Re Ltd. [2]	Assured Guaranty Municipal Corp.	Eliminations [6]	Consolidated
Claims paying resources
Policyholders' surplus	$1,019	$1,069	$843	$(300)	$2,631
Contingency reserve	627	-	1,421	-	2,048

Qualified statutory capital	1,646	1,069	2,264	(300)	4,679
Unearned premium reserve	886	1,037	2,260	-	4,183
Loss and loss adjustment expense reserves	439	267	1,194	-	1,900

Total policyholders' surplus and reserves	2,971	2,373	5,718	(300)	10,762
Present value of installment premium [3]	594	321	715	-	1,630
Standby line of credit/stop loss	200	200	498	-	898

Total claims paying resources	$3,765	$2,894	$6,931	$(300)	$13,290

Net par outstanding	$124,565	$143,090	$347,713	$(1,490)	$613,878
Net debt service outstanding	$179,862	$230,984	$519,966	$(3,435)	$927,377
Ratios:
Net par outstanding to qualified statutory capital	76:1	134:1	154:1		131:1
Capital ratio [4]	109:1	216:1	230:1		198:1
Financial resources ratio [5]	48:1	80:1	75:1		70:1

1. Statutory basis.

2. Assured Guaranty Re Ltd. ("AG Re") numbers are the Company's estimate of U.S. statutory as this company files Bermuda statutory financial statements.

3. Includes financial guaranty and credit derivatives.

4. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

5. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

6. In 2009, Assured Guaranty Corp. ("AGC") issued a $300.0 million note payable to Assured Guaranty Municipal Corp. ("AGM"). Net par and net debt service outstanding eliminations represent second-to-pay policies between Assured Guaranty's insurance subsidiaries.

Assured Guaranty Ltd.
New Business Production
 (dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
			% Change versus 2Q-09			% Change versus YTD 2009
	2010	2009		2010	2009
Consolidated new business production analysis:
Present value of new business production ("PVP")
Public finance - U.S.:
Primary markets	$72.7	$112.8	(36)%	$133.1	$307.0	(57)%
Secondary markets	8.7	15.0	(42)%	22.6	38.3	(41)%
Public finance - non-U.S.
Primary markets	-	-	NM	-	1.6	(100)%
Secondary markets	0.7	-	NM	0.7	0.2	250%
Structured finance - U.S.	5.7	12.2	(53)%	10.2	14.6	(30)%
Structured finance - non-U.S.	2.1	-	NM	2.1	-	NM

Total PVP	89.9	140.0	(36)%	168.7	361.7	(53)%
Less: PVP of credit derivatives	-	-	NM	-	2.4	(100)%

PVP of financial guaranty insurance	89.9	140.0	(36)%	168.7	359.3	(53)%
Less: Financial guaranty installment premium PVP	1.8	12.5	(86)%	6.3	24.1	(74)%

Total: Financial guaranty upfront gross written premiums ("GWP")	88.1	127.5	(31)%	162.4	335.2	(52)%
Plus: Financial guaranty installment PVP adjustment [1]	3.6	14.6	(75)%	21.4	41.7	(49)%

Total financial guaranty GWP	91.7	142.1	(35)%	183.8	376.9	(51)%

Plus: Other segment GWP	-	(1.1)	(100)%	-	(1.1)	(100)%

Total GWP	$91.7	$141.0	(35)%	$183.8	$375.8	(51)%

Consolidated financial guaranty gross par written:
Public finance - U.S.
Primary markets	$6,537	$9,776	(33)%	$12,353	$31,159	(60)%
Secondary markets	290	482	(40)%	662	728	(9)%
Public finance - non-U.S.
Primary markets	-	1	(100)%	-	466	(100)%
Secondary markets	34	-	NM	34	90	(62)%
Structured finance - U.S.	1,400	302	364%	2,400	394	509%
Structured finance - non-U.S.	-	-	NM	-	-	NM

Total	$8,261	$10,561	(22)%	$15,449	$32,837	(53)%

1. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

Note: Please refer to endnotes for explanation of non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
 (in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended June 30, 2010		Six Months Ended June 30, 2010
Sector:	Gross Par Written	Avg. Rating [1]	Gross Par Written	Avg. Rating [1]
U.S. Public Finance:
General obligation	$3,162	A	$6,117	A
Municipal utilities	883	A	2,264	A
Tax backed	954	A+	2,253	A
Transportation	455	A	743	A
Healthcare	386	BBB+	559	A-
Higher education	272	A	334	A
Investor-owned utilities	-	-	30	A-
Other public finance	715	A	715	A

Total U.S. public finance	6,827	A	13,015	A
Non-U.S. Public Finance:
Total non-U.S. public finance	34	BBB	34	BBB

Total public finance	$6,861	A	$13,049	A

U.S. Structured Finance:
Consumer receivables	$400	AAA	$1,400	AAA
Other structure finance	1,000	AAA	1,000	AAA

Total U.S. structured finance	1,400	AAA	2,400	AAA
Non-U.S. Structured Finance:
Total non-U.S. structured finance	-	-	-

Total structured finance	$1,400	AAA	$2,400	AAA

Total gross par written	$8,261	A+	$15,449	A+

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Please refer to Glossary for description of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Ltd.
Consolidated Statements of Operations Impact of VIEs
 (dollars in millions)

	Three Months Ended June 30, 2010			Six Months Ended June 30, 2010
	As Reported	De-Consolidation of VIEs	Adjusted	As Reported	De-Consolidation of VIEs	Adjusted
Revenues:
Net earned premiums	$292.1	$15.6	$307.7	$611.7	$21.6	$633.3
Net investment income	90.9	-	90.9	175.2	-	175.2
Net realized investment gains (losses)	(8.4)	-	(8.4)	1.0	-	1.0
Change in fair value of credit derivatives:
Realized gains and other settlements	51.7	-	51.7	106.4	-	106.4
Credit impairment on credit derivatives	(28.1)	-	(28.1)	(104.5)	-	(104.5)
Non-credit impairment fair value gains on credit derivatives	49.9	-	49.9	350.4	-	350.4

Net change in fair value of credit derivatives	73.5	-	73.5	352.3	-	352.3
Fair value gains (losses) on committed capital securities	12.6	-	12.6	11.3	-	11.3
Financial guaranty VIEs' revenues	(19.1)	19.1	-	(14.9)	14.9	-
Other income	(13.5)	-	(13.5)	(26.4)	-	(26.4)

Total revenues	428.1	34.7	462.8	1,110.2	36.5	1,146.7
Expenses:
Loss and loss adjustment expenses	71.2	24.3	95.5	201.7	34.3	236.0
Amortization of deferred acquisition costs	6.9	-	6.9	15.1	-	15.1
AGMH acquisition-related expenses	2.8	-	2.8	6.8	-	6.8
Interest expense	24.9	-	24.9	50.0	-	50.0
Financial guaranty VIEs' expenses	(19.6)	19.6	-	(4.8)	4.8	-
Other operating expenses	47.4	-	47.4	110.0	-	110.0

Total expenses	133.6	43.9	177.5	378.8	39.1	417.9

Income (loss) before provision for income taxes	294.5	(9.2)	285.3	731.4	(2.6)	728.8
Provision (benefit) for income taxes	91.0	(3.2)	87.8	205.9	(0.9)	205.0

Net income (loss)	203.5	(6.0)	197.5	525.5	(1.7)	523.8
Less: Noncontrolling interest of variable interest entities	-	-	-	-	-	-

Net income (loss) attributable to Assured Guaranty Ltd.	$203.5	$(6.0)	$197.5	$525.5	$(1.7)	$523.8
Less after-tax adjustments:
Realized gains (losses) on investments	(4.3)	-	(4.3)	2.4	-	2.4
Non-credit impairment unrealized fair value gains on credit derivatives	40.6	-	40.6	271.4	-	271.4
Fair value gains (losses) on committed capital securities	8.2	-	8.2	7.4	-	7.4
Foreign exchange gains (losses) on revaluation of premiums receivable	(19.0)	-	(19.0)	(42.0)	-	(42.0)
Effect of consolidating VIEs [1]	6.0	(6.0)	-	1.7	(1.7)	-

Operating income	$172.0	$-	$172.0	$284.6	$-	$284.6

1. Effective January 1, 2010, accounting guidance requires the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to endnotes for explanation of non-GAAP financial measures.

Assured Guaranty Ltd.
Segment Consolidation (1 of 2)
 (in millions)

	Three Months Ended June 30, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance [1]	Other [4]	Underwriting Gain (Loss)	Consolidation of VIEs	Total
Total PVP	$89.9	$-	$-	$89.9	$-	$89.9
Income statement:
Net earned premiums	289.9	17.1	0.7	307.7	(15.6)	292.1
Realized gains on credit derivatives [2]	51.7	-	-	51.7	-	51.7
Other income	2.2	-	-	2.2	-	2.2

Total underwriting revenues	343.8	17.1	0.7	361.6	(15.6)	346.0
Loss and loss adjustment expenses	81.6	13.8	0.1	95.5	(24.3)	71.2
Incurred losses (gains) on credit derivatives [3]	21.8	6.3	-	28.1	-	28.1

Total incurred losses	103.4	20.1	0.1	123.6	(24.3)	99.3
Amortization of deferred acquisition costs	2.7	4.2	-	6.9	-	6.9
Operating expenses	39.1	5.8	0.2	45.1	-	45.1

Total underwriting expenses	145.2	30.1	0.3	175.6	(24.3)	151.3

Underwriting gain (loss)	$198.6	$(13.0)	$0.4	$186.0

	Three Months Ended June 30, 2009
	Financial Guaranty Direct	Financial Guaranty Reinsurance [1]	Other [4]	Total
Total PVP	$140.0	$-	$-	$140.0
Income statement:
Net earned premiums	30.4	47.4	0.8	78.6
Realized gains on credit derivatives [2]	27.5	0.2	-	27.7
Other income	0.5	-	-	0.5

Total underwriting revenues	58.4	47.6	0.8	106.8
Loss and loss adjustment expenses	31.8	25.6	(19.4)	38.0
Incurred losses (gains) on credit derivatives [3]	35.0	0.2	-	35.2

Total incurred losses	66.8	25.8	(19.4)	73.2
Amortization of deferred acquisition costs	3.6	12.8	0.1	16.5
Operating expenses	15.6	8.2	0.8	24.6

Total underwriting expenses	86.0	46.8	(18.5)	114.3

Underwriting gain (loss)	$(27.6)	$0.8	$19.3	$(7.5)

1. Due to the timing of receiving reports prepared by Assured Guaranty's ceding companies, PVP for installment premiums, par written and par outstanding on treaty business in the Company's financial guaranty reinsurance segment are reported on a one-quarter lag.

2. Includes premiums and ceding commissions.

3. Includes paid and payable losses and received and receivable recoveries.

4. Other includes the Company's former mortgage guaranty and other segments.

Note: Please refer to endnotes for explanation of non-GAAP financial measures.

Assured Guaranty Ltd.
Segment Consolidation (2 of 2)
 (in millions)

	Six Months Ended June 30, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance [1]	Other [4]	Underwriting Gain (Loss)	Consolidation of VIEs	Total
Total PVP	$168.7	$-	$-	$168.7	$-	$168.7
Income statement:
Net earned premiums	596.5	35.5	1.3	633.3	(21.6)	611.7
Realized gains on credit derivatives [2]	106.7	(0.3)	-	106.4	-	106.4
Other income	20.4	-	-	20.4	-	20.4

Total underwriting revenues	723.6	35.2	1.3	760.1	(21.6)	738.5
Loss and loss adjustment expenses	193.9	42.0	0.1	236.0	(34.3)	201.7
Incurred losses (gains) on credit derivatives [3]	96.4	8.1	-	104.5	-	104.5

Total incurred losses	290.3	50.1	0.1	340.5	(34.3)	306.2
Amortization of deferred acquisition costs	6.5	8.5	0.1	15.1	-	15.1
Operating expenses	88.8	15.2	1.1	105.1	-	105.1

Total underwriting expenses	385.6	73.8	1.3	460.7	(34.3)	426.4

Underwriting gain (loss)	$338.0	$(38.6)	$-	$299.4

	Six Months Ended June 30, 2009
	Financial Guaranty Direct	Financial Guaranty Reinsurance [1]	Other [4]	Total
Total PVP	$270.9	$90.8	$-	$361.7
Income statement:
Net earned premiums	131.9	93.6	1.6	227.1
Realized gains on credit derivatives [2]	56.3	1.1	-	57.4
Other income	1.3	0.1	-	1.4

Total underwriting revenues	189.5	94.8	1.6	285.9
Loss and loss adjustment expenses	43.5	62.4	11.9	117.8
Incurred losses (gains) on credit derivatives [3]	36.4	(0.2)	-	36.2

Total incurred losses	79.9	62.2	11.9	154.0
Amortization of deferred acquisition costs	9.8	29.9	0.3	40.0
Operating expenses	36.2	14.9	1.5	52.6

Total underwriting expenses	125.9	107.0	13.7	246.6

Underwriting gain (loss)	$63.6	$(12.2)	$(12.1)	$39.3

1. Due to the timing of receiving reports prepared by Assured Guaranty's ceding companies, PVP for installment premiums, par written and par outstanding on treaty business in the Company's financial guaranty reinsurance segment are reported on a one-quarter lag.

2. Includes premiums and ceding commissions.

3. Includes paid and payable losses and received and receivable recoveries.

4. Other includes the Company's former mortgage guaranty and other segments.

Note: Please refer to endnotes for explanation of non-GAAP financial measures.

Assured Guaranty Ltd.
Financial Guaranty Direct Segment (1 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	1H-10
Income statement:
Net earned premiums:
Scheduled net earned premiums
Public finance - U.S.	$69.7	$77.8	$67.6	$72.0	$139.6
Public finance - non-U.S.	17.9	15.4	13.0	16.8	29.8
Structured finance - U.S.	208.4	202.9	203.7	177.9	381.6
Structured finance - non-U.S.	7.6	13.1	8.7	9.4	18.1

Total scheduled net earned premiums	303.6	309.2	293.0	276.1	569.1
Net earned premiums from refundings and accelerations	11.1	37.3	13.6	13.8	27.4

Total net earned premiums	314.7	346.5	306.6	289.9	596.5
Realized gains on credit derivatives [1]	57.0	54.8	55.0	51.7	106.7
Other income	29.2	(0.1)	18.2	2.2	20.4

Total underwriting revenues	400.9	401.2	379.8	343.8	723.6
Loss and loss adjustment expenses	97.2	101.2	112.3	81.6	193.9
Incurred losses (gains) on credit derivatives [2]	142.4	59.2	74.6	21.8	96.4

Total incurred losses	239.6	160.4	186.9	103.4	290.3
Amortization of deferred acquisition costs	3.0	3.5	3.8	2.7	6.5
Operating expenses	59.1	42.8	49.7	39.1	88.8

Total underwriting expenses	301.7	206.7	240.4	145.2	385.6

Underwriting gain (loss)	$99.2	$194.5	$139.4	$198.6	$338.0

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

Assured Guaranty Ltd.
Financial Guaranty Direct Segment (2 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	1H-10
PVP:
Public finance - U.S.
Primary markets	$150.6	$99.5	$60.4	$72.7	$133.1
Secondary markets	4.3	14.5	13.9	8.7	22.6
Public finance - non-U.S.
Primary markets	-	-	-	-	-
Secondary markets	-	-	-	0.7	0.7
Structured finance - U.S.	2.3	6.3	4.5	5.7	10.2
Structured finance - non-U.S.	0.9	0.1	-	2.1	2.1

Total PVP	158.1	120.4	78.8	89.9	168.7
Less: PVP of credit derivatives GWP	-	-	-	-	-

PVP of financial guaranty GWP	158.1	120.4	78.8	89.9	168.7
Less: Present value of insurance installment premiums	4.2	(2.9)	4.5	1.8	6.3

Upfront financial guaranty GWP	153.9	123.3	74.3	88.1	162.4
Plus: Financial guaranty installment PVP adjustment [1]	(22.3)	(45.4)	19.5	13.4	32.9

Financial guaranty direct GWP	$131.6	$77.9	$93.8	$101.5	$195.3

Gross par written [2]:
Public finance - U.S.
Primary markets	$8,338	$6,296	$5,816	$6,537	$12,353
Secondary markets	159	440	372	290	662
Public finance - non-U.S.
Primary markets	-	-	-	-	-
Secondary markets	-	-	-	34	34
Structured finance - U.S.	600	1,250	1,000	1,400	2,400
Structured finance - non-U.S.	-	-	-	-	-

Total	$9,097	$7,986	$7,188	$8,261	$15,449

Net par outstanding: (end of period)	3Q-09	4Q-09	1Q-10	2Q-10
Public finance - U.S.	$371,748	$372,088	$380,361	$380,749
Public finance - non-U.S.	37,139	37,281	36,099	34,731
Structured finance - U.S.	135,939	132,945	128,495	121,027
Structured finance - non-U.S.	33,080	33,194	31,530	29,254

Total	$577,906	$575,508	$576,485	$565,761

1. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

2. Includes committed amount including undrawn revolvers.

Note: Please refer to endnotes for explanation of non-GAAP financial measures.

Note: AGM is included in the financial guaranty direct segment.

Assured Guaranty Ltd.
Financial Guaranty Reinsurance Segment (1 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	1H-10
Income statement:
Net earned premiums:
Scheduled net earned premiums	$8.3	$17.4	$16.6	$15.5	$32.1
Net earned premiums from refundings and accelerations	6.3	8.8	1.8	1.6	3.4

Total net earned premiums	14.6	26.2	18.4	17.1	35.5
Realized gains on credit derivatives [1]	0.3	0.6	(0.3)	-	(0.3)
Other income	-	-	-	-	-

Total underwriting revenues	14.9	26.8	18.1	17.1	35.2
Loss and loss adjustment expenses	35.9	25.5	28.2	13.8	42.0
Incurred losses (gains) on credit derivatives [2]	(0.2)	1.0	1.8	6.3	8.1

Total incurred losses	35.7	26.5	30.0	20.1	50.1
Amortization of deferred acquisition costs	(1.8)	9.0	4.3	4.2	8.5
Operating expenses	6.3	5.2	9.4	5.8	15.2

Total underwriting expenses	40.2	40.7	43.7	30.1	73.8

Underwriting gain (loss)	$(25.3)	$(13.9)	$(25.6)	$(13.0)	$(38.6)

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

Assured Guaranty Ltd.
Financial Guaranty Reinsurance Segment 1 (2 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	1H-10
PVP:
Public finance - U.S.
Primary markets	$-	$-	$-	$-	$-
Secondary markets	-	-	-	-	-
Public finance - non-U.S.
Primary markets	-	-	-	-	-
Secondary markets	-	-	-	-	-
Structured finance - U.S.	-	-	-	-	-
Structured finance - non-U.S.	-	-	-	-	-

Total PVP	-	-	-	-	-
Less: PVP of credit derivatives GWP	-	-	-	-	-

PVP of financial guaranty GWP	-	-	-	-	-
Less: Present value of financial guaranty installment premiums	-	-	-	-	-

Upfront financial guaranty GWP	-	-	-	-	-
Plus: Financial guaranty installment PVP adjustment [2]	(7.5)	(21.5)	(1.7)	(9.8)	(11.5)

Financial guaranty reinsurance GWP	$(7.5)	$(21.5)	$(1.7)	$(9.8)	$(11.5)

Gross par written:
Public finance - U.S.
Primary markets	$-	$-	$-	$-	$-
Secondary markets	-	-	-	-	-
Public finance - non-U.S.
Primary markets	-	-	-	-	-
Secondary markets	-	-	-	-	-
Structured finance - U.S.	-	-	-	-	-
Structured finance - non-U.S.	-	-	-	-	-

Total	$-	$-	$-	$-	$-

Net par outstanding: (end of period)	3Q-09	4Q-09	1Q-10	2Q-10
Public finance - U.S.	$53,137	$50,990	$49,751	$49,125
Public finance - non-U.S.	6,088	5,494	5,307	4,842
Structured finance - U.S.	6,244	5,356	5,049	4,928
Structured finance - non-U.S.	3,255	3,074	2,873	2,858

Total	$68,724	$64,914	$62,980	$61,753

1. Due to the timing of receiving reports prepared by Assured Guaranty's ceding companies, PVP for installment premiums, par written and par outstanding on treaty business in the Company's financial guaranty reinsurance segment are reported on a one-quarter lag.

2. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

Note: Please refer to endnotes for explanation of non-GAAP financial measures.

Note: AGM is included in the financial guaranty direct segment.

Assured Guaranty Ltd.
Investment Portfolio
As of June 30, 2010
 (dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income [1]
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$454.3	2.84%	2.15%	$478.7	$12.9
Agency obligations	520.9	3.21%	2.73%	550.7	16.7
Foreign government securities	353.8	3.06%	1.99%	343.0	10.8
Obligations of states and political subdivisions	2,551.2	4.00%	3.79%	2,645.9	102.0
Insured obligations of state and political subdivisions [2]	2,103.2	4.62%	4.36%	2,194.2	97.2
Corporate securities	683.4	3.60%	2.95%	705.5	24.6
Mortgage-backed securities ("MBS") [3]:
Residential MBS ("RMBS")	1,352.5	4.49%	3.99%	1,335.0	60.7
Commercial MBS ("CMBS")	279.3	5.51%	4.67%	290.9	15.4
Asset-backed securities [4]	563.1	2.71%	2.14%	569.9	15.3

Total fixed maturity securities	8,861.7	4.01%	3.60%	9,113.8	355.6
Short-term investments	1,390.7	0.20%	0.13%	1,391.2	2.8

Total investment portfolio	$10,252.4	3.50%	3.13%	$10,505.0	$358.4

Ratings [5]:	Fair Value	%
Treasury and U.S. government obligations	$478.7	5.3%
Agency obligations	550.7	6.0%
AAA/Aaa	3,137.2	34.4%
AA/Aa	3,127.2	34.3%
A/A	1,309.7	14.4%
BBB	125.6	1.4%
Below investment grade ("BIG") [6]	374.4	4.1%
Not rated	10.3	0.1%

Total fixed maturity securities available for sale	$9,113.8	100.0%

Duration of investment portfolio (in years):		4.3

Average ratings of investment portfolio		AA

1. Represents annualized investment income based on amortized cost and pre-tax book yields.

2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds average A+. Includes $378.2 million insured by AGC and AGM.

3. $0.4 million is U.S. subprime RMBS, which has an average rating of AAA.

4. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").

5. Ratings are represented by the lower of the Moody's Investors Service and Standard & Poor's classifications.

6. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation strategies of $787.2 million in par with carrying value of $332.7 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization 1 and Estimated Future Net Premium and Credit Derivative Revenues
 (in millions)

			Financial Guaranty Insurance [2]
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned	Future Credit Derivative Revenues [3]	Total
2010 (as of June 30)		$942,641
2010 (July 1 - September 30)	$18,624	924,017	$254.8	$9.1	$263.9	$32.2	$296.1
2010 (October 1 - December 31)	18,125	905,892	239.7	8.9	248.6	$43.9	292.5
2011	63,038	842,854	762.2	33.8	796.0	168.4	964.4
2012	69,249	773,605	604.8	31.7	636.5	135.3	771.8
2013	60,606	712,999	522.4	29.3	551.7	102.3	654.0
2014	63,917	649,082	501.2	27.3	528.5	72.6	601.1
2010-2014	293,559	649,082	2,885.1	140.1	3,025.2	554.7	3,579.9
2015-2019	218,181	430,901	1,678.1	110.5	1,788.6	161.7	1,950.3
2020-2024	162,101	268,800	1,025.1	74.8	1,099.9	78.2	1,178.1
2025-2029	114,058	154,742	631.0	46.5	677.5	56.6	734.1
After 2029	154,742	-	681.4	39.3	720.7	96.8	817.5

Total	$942,641		$6,900.7	$411.2	$7,311.9	$948.0	$8,259.9

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of June 30, 2010. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization. obligations.

2. See page 18 for "Present Value of Financial Guaranty Insurance Losses to be Expensed."

3. Excludes contracts with credit impairment.

Assured Guaranty Ltd.
Expected Amortization of U.S. and Non-U.S. Structured Finance Net Par Outstanding
 (in millions)

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products [1]	Other Structured Finance	Total	Estimated Ending Net Par Outstanding
Structured Finance Net Par Amortization:
2010 (as of June 30)						$158,067
2010 (July 1 - December 31)	$7,237	$2,960	$893	$2,443	$13,533	144,534
2011	8,053	4,860	703	5,108	18,724	125,810
2012	14,742	3,650	1,252	5,380	25,024	100,786
2013	13,356	2,789	973	2,254	19,372	81,414
2014	19,307	2,084	745	1,461	23,597	57,817
2010-2014	62,695	16,343	4,566	16,646	100,250	57,817
2015-2019	21,284	5,660	913	7,519	35,376	22,441
2020-2024	2,654	2,344	626	1,832	7,456	14,985
2025-2029	452	811	462	744	2,469	12,516
After 2029	3,675	1,854	1,827	5,160	12,516	-

Total structured finance	$90,760	$27,012	$8,394	$31,901	$158,067

1. See Glossary for description of financial products.

Assured Guaranty Ltd.
Present Value of Financial Guaranty Insurance Losses to be Expensed
 (in millions)

Expected Net Loss to be Expensed [1]
Financial Guaranty Insurance Losses to be Expensed:
2010 (July 1 - September 30)	$82.3
2010 (October 1 - December 31)	74.8
2011	186.3
2012	115.4
2013	92.9
2014	88.6
2010-2014	640.3
2015-2019	257.6
2020-2024	117.3
2025-2029	65.5
After 2029	64.6

Total expected PV of net loss to be expensed	1,145.3
Discount	632.8

Total future value	$1,778.1

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0% to 4.81%.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
As of June 30, 2010
 (in millions)

Net Par Outstanding and Average Rating by Asset Type

	Financial Guaranty Direct	Financial Guaranty Reinsurance	Consolidated
	Net Par Outstanding	Net Par Outstanding	Net Par Outstanding	Avg. Rating [1]
U.S. Public Finance:
General obligation	$165,351	$16,617	$181,968	A+
Tax backed	75,030	9,625	84,655	A+
Municipal utilities	64,542	6,445	70,987	A
Transportation	30,514	6,242	36,756	A
Healthcare	20,408	1,749	22,157	A
Higher education	12,125	2,646	14,771	A+
Housing	6,237	425	6,662	AA-
Infrastructure finance	2,309	1,690	3,999	BBB+
Investor-owned utilities	163	1,511	1,674	BBB+
Other public finance	4,070	2,175	6,245	A-

Total U.S. public finance	380,749	49,125	429,874	A+
Non-U.S. Public Finance:
Infrastructure finance	12,687	2,261	14,948	BBB
Regulated utilities	10,657	2,288	12,945	BBB+
Pooled infrastructure	4,008	-	4,008	AA
Other public finance	7,379	293	7,672	AA-

Total non-U.S. public finance	34,731	4,842	39,573	A-

Total public finance	$415,480	$53,967	$469,447	A

U.S. Structured Finance:
Pooled corporate obligations	$67,977	$866	$68,843	AAA
RMBS and home equity	26,629	383	27,012	BB
Financial products [2]	8,394	-	8,394	AA-
CMBS	6,919	375	7,294	AAA
Consumer receivables	5,634	1,420	7,054	A+
Structured credit	2,100	376	2,476	BBB+
Commercial receivables	1,260	1,101	2,361	BBB+
Insurance securitizations	1,314	337	1,651	A+
Other structured finance	800	70	870	A-

Total U.S. structured finance	121,027	4,928	125,955	AA-
Non-U.S. Structured Finance:
Pooled corporate obligations	20,985	932	21,917	AAA
RMBS and home equity	4,436	29	4,465	AAA
Structured credit	1,258	551	1,809	BBB
Commercial receivables	837	869	1,706	A-
Insurance securitizations	964	15	979	CCC-
CMBS	381	293	674	AA
Other structured finance	393	169	562	AAA

Total non-U.S. structured finance	29,254	2,858	32,112	AA+

Total structured finance	$150,281	$7,786	$158,067	AA-

Total net par outstanding	$565,761	$61,753	$627,514	A+

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. See Glossary for description of financial products.

Please refer to Glossary for description of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

NA = Not Applicable

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
 (dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	As of June 30, 2010
	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated
Ratings [1]:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
Super senior	$-	0.0%	$2,076	5.2%	$21,140	16.8%	$7,377	23.0%	$30,593	4.9%
AAA	8,486	2.0%	1,402	3.5%	46,506	36.9%	14,361	44.7%	70,755	11.3%
AA	163,842	38.1%	1,919	4.8%	19,705	15.6%	2,380	7.4%	187,846	29.9%
A	213,136	49.6%	12,197	30.8%	7,747	6.2%	2,366	7.4%	235,446	37.5%
BBB	41,250	9.6%	21,404	54.1%	10,187	8.1%	4,558	14.2%	77,399	12.3%
BIG	3,160	0.7%	575	1.6%	20,670	16.4%	1,070	3.3%	25,475	4.1%

Total net par outstanding	$429,874	100.0%	$39,573	100.0%	$125,955	100.0%	$32,112	100.0%	$627,514	100.0%

Ceded Par Outstanding by Reinsurer and Insurer Financial Strength Rating

Reinsurer	Moody's Rating	S&P Rating	Ceded Par Outstanding	% of Total
Radian Asset Assurance Inc.	Ba1	BB-	$22,851	31.2%
Tokio Marine & Nichido Fire Insurance Co., Ltd	Aa2	AA	20,255	27.7%
RAM Reinsurance Co. Ltd.	WR	WR	13,851	18.9%
R.V.I. Guaranty Co. Ltd.	WR	BBB	4,119	5.6%
Syncora Guarantee Inc.	Ca	WR	4,051	5.5%
Swiss Reinsurance Company	A1	A+	2,880	3.9%
Mitsui Sumitomo Insurance Co. Ltd.	Aa3	AA-	2,463	3.5%
Other	Various	Various	2,658	3.7%

Total			$73,128	100.0%

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
 (dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of June 30, 2010

	Net Par Outstanding	% of Total
U.S.:
Public Finance:
California	$61,314	9.8%
New York	35,441	5.6%
Texas	31,186	5.0%
Pennsylvania	29,595	4.7%
Florida	26,869	4.3%
Illinois	26,036	4.1%
New Jersey	18,410	2.9%
Michigan	17,003	2.7%
Washington	13,074	2.1%
Massachusetts	12,920	2.1%
Other states	158,026	25.2%

Total Public Finance	429,874	68.5%
Structured finance (multiple states)	125,955	20.1%

Total U.S.	555,829	88.6%

Non-U.S.:
United Kingdom	28,522	4.5%
Australia	7,890	1.3%
Canada	4,607	0.7%
France	2,349	0.4%
Italy	2,123	0.3%
Other	26,194	4.2%

Total non-U.S.	71,685	11.4%

Total net par outstanding	$627,514	100.0%

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
 (dollars in millions)

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Ratings as of June 30, 2010

Ratings [1]:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]
Super Senior	$21,992	24.7%	31.2%	29.0%
AAA	50,651	56.9%	28.0%	27.8%
AA	8,172	9.2%	38.4%	32.1%
A	1,633	1.8%	24.4%	21.7%
BBB	4,188	4.7%	38.2%	28.6%
BIG	2,326	2.7%	44.2%	24.4%

Total exposures	$88,962	100.0%	30.6%	28.3%

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Asset Class as of June 30, 2010

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]	Avg. Rating [1]
CBOs/CLOs [3]	$54,078	60.8%	30.6%	28.3%	AAA
Synthetic investment grade pooled corporates	12,666	14.2%	18.2%	16.4%	AAA
Synthetic high yield pooled corporates	8,440	9.5%	38.0%	33.1%	AAA
Market value CDOs of corporates	6,010	6.8%	32.1%	43.9%	AAA
Trust preferred - banks and insurance	3,613	4.1%	46.9%	33.3%	BBB
Trust preferred - U.S. mortgage and REITs [4]	2,373	2.7%	50.0%	38.1%	BB
Trust preferred - European mortgage and REITs	876	1.0%	36.8%	31.2%	BBB-
Other pooled corporates	906	0.9%	26.2%	23.0%	A-

Total	$88,962	100.0%	30.6%	28.3%	AAA

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

3. CBOs (collateralized bond obligation)/CLOs (collateralized loan obligation) are largely non-investment grade/high yield collateral.

4. REITs are real estate investment trusts.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
 (dollars in millions)

Distribution of U.S. RMBS by Rating 1 and by Segment as of June 30, 2010

Ratings [1]:	Direct Net Par Outstanding	%	Reinsurance Net Par Outstanding	%	Total Net Par Outstanding	%
Super senior	$12	0.0%	$10	2.5%	$22	0.1%
AAA	3,229	12.1%	29	7.5%	3,258	12.1%
AA	2,356	8.8%	56	14.7%	2,412	8.9%
A	1,654	6.2%	37	9.6%	1,691	6.3%
BBB	2,300	8.6%	45	11.7%	2,345	8.7%
BIG	17,078	64.3%	207	54.0%	17,285	63.9%

Total exposures	$26,629	100.0%	$383	100.0%	$27,012	100.0%

Distribution of U.S. RMBS by Rating 1 and Type of Exposure as of June 30, 2010

Ratings:	Prime First Lien [2]	Closed End Seconds ("CES")	HELOC [3]	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	NIMs [4]	Total Net Par Outstanding
Super senior	$-	$-	$1	$17	$-	$3	$-	$22
AAA	158	0	464	98	150	2,388	-	3,258
AA	29	38	521	243	53	1,529	-	2,412
A	23	2	5	100	131	1,429	-	1,691
BBB	26	-	15	1,155	79	1,039	31	2,345
BIG	684	1,178	4,287	4,905	3,165	2,914	154	17,285

Total exposures	$920	$1,218	$5,293	$6,518	$3,579	$9,300	$184	$27,012

Distribution of U.S. RMBS by Year Insured 5 and Type of Exposure as of June 30, 2010

Year insured:	Prime First Lien	CES	HELOC	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	NIMs	Total Net Par Outstanding
2004 and prior	$64	$2	$389	$142	$57	$1,669	$-	$2,322
2005	185	-	1,162	732	170	431	-	2,680
2006	147	463	1,673	523	964	4,051	87	7,908
2007	525	753	2,068	3,210	2,270	3,060	97	11,983
2008	-	-	-	1,912	118	90	-	2,120

Total exposures	$920	$1,218	$5,293	$6,518	$3,579	$9,300	$184	$27,012

Distribution of U.S. RMBS by Rating 1 and Year Insured 5 as of June 30, 2010

Year insured:	Super Senior	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$22	$1,496	$111	$111	$178	$403	$2,322
2005	-	228	113	101	143	2,095	2,680
2006	-	1,229	1,262	1,347	425	3,645	7,908
2007	-	305	733	13	760	10,172	11,983
2008	-	-	193	118	838	970	2,120

Total exposures	$22	$3,258	$2,412	$1,691	$2,345	$17,285	$27,012

% of total	0.1%	12.1%	8.9%	6.3%	8.7%	63.9%	100.0%

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous RMBS transactions.

3. Home equity line of credit ("HELOC") securitizations.

4. NIMs are net interest margin securities.

5. Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Assured Guaranty Ltd.
Financial Guaranty Direct U.S. RMBS Profile (1 of 4)
 (dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of June 30, 2010 1

U.S. Prime First Lien 2

Year insured:	Net Par Outstanding	Pool Factor [3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
2005	$181	58.2%	5.1%	0.8%	7.2%	6
2006	147	67.6%	7.9%	0.0%	12.8%	1
2007	525	70.6%	10.4%	1.9%	12.9%	1
2008	-	-	-	-	-	-

	$852	67.4%	8.9%	1.3%	11.6%	8

U.S. CES

Year insured:	Net Par Outstanding	Pool Factor	Subordination [7]	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$-	-	-	-	-	-
2006	451	23.8%	-	53.4%	16.3%	2
2007	753	29.3%	-	58.2%	12.5%	10
2008	-	-	-	-	-	-

	$1,204	27.2%	-	56.4%	13.9%	12

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$1,102	22.9%	2.4%	12.0%	12.1%	6
2006	1,640	38.3%	1.9%	25.7%	14.0%	7
2007	2,068	52.7%	3.3%	23.9%	7.3%	9
2008	-	-	-	-	-	-

	$4,810	41.0%	2.6%	21.8%	10.7%	22

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$729	44.4%	12.2%	4.1%	19.7%	21
2006	523	52.5%	1.1%	11.1%	39.9%	7
2007	3,210	64.9%	8.9%	7.2%	35.6%	12
2008	1,912	60.1%	27.7%	7.6%	31.7%	5

	$6,373	60.1%	14.3%	7.3%	33.0%	45

1. For this release, net par outstanding is based on values as of June 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on June 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous MBS transactions.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned ("REO") divided by net par outstanding.

7. Many of the CES transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions.

Assured Guaranty Ltd.
Financial Guaranty Direct U.S. RMBS Profile (2 of 4)
 (dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of June 30, 2010 1

U.S. Alt-A Option ARMs

Year insured:	Net Par Outstanding	Pool Factor [2]	Subordination [3]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$160	32.2%	10.2%	7.0%	38.8%	4
2006	957	59.7%	6.3%	9.2%	51.1%	7
2007	2,270	66.3%	7.7%	9.2%	41.8%	11
2008	118	66.7%	49.6%	6.3%	35.2%	1

	$3,505	62.9%	8.8%	9.0%	44.0%	23

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$426	36.5%	50.0%	4.7%	41.1%	7
2006	4,043	26.9%	60.9%	12.6%	42.2%	4
2007	3,060	61.5%	27.6%	11.6%	49.3%	13
2008	83	73.7%	34.3%	5.3%	31.5%	1

	$7,613	41.9%	46.6%	11.7%	44.9%	25

1. For this release, net par outstanding is based on values as of June 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on June 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Ltd.
Financial Guaranty Direct U.S. RMBS Profile (3 of 4)
 (dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating 1, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of June 30, 2010 2

U.S. Prime First Lien 3

Rating:	Net Par Outstanding	Pool Factor [4]	Subordination [5]	Cumulative Losses [6]	60+ Day Delinquencies [7]	Number of Transactions
AAA	$147	67.6%	7.9%	-	12.8%	1
AA	-	-	-	-	-	-
A	-	-	-	-	-	-
BBB	25	54.4%	3.8%	0.2%	2.8%	1
BIG	680	67.9%	9.3%	1.7%	11.7%	6

	$852	67.4%	8.9%	1.3%	11.6%	8

U.S. CES

Rating:	Net Par Outstanding	Pool Factor	Subordination [8]	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$-	-	-	-	-	-
AA	38	61.7%	-	8.9%	3.7%	1
A	-	-	-	-	-	-
BBB	-	-	-	-	-	-
BIG	1,166	26.1%	-	57.9%	14.2%	11

	$1,204	27.2%	-	56.4%	13.9%	12

U.S. HELOC

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$420	73.4%	7.9%	0.5%	1.1%	3
AA	496	67.1%	10.2%	7.9%	3.4%	2
A	-	-	-	-	-	-
BBB	-	-	-	-	-	-
BIG	3,894	34.1%	1.1%	25.9%	12.6%	17

	$4,810	41.0%	2.6%	21.8%	10.7%	22

U.S. Alt-A First Lien

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$19	15.3%	46.6%	5.9%	23.1%	2
AA	232	57.1%	47.2%	10.4%	34.5%	2
A	100	34.5%	27.4%	4.5%	22.7%	1
BBB	1,125	57.2%	20.5%	5.9%	27.2%	5
BIG	4,897	61.6%	10.9%	7.5%	34.4%	35

	$6,373	60.1%	14.3%	7.3%	33.0%	45

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. For this release, net par outstanding is based on values as of June 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on June 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous MBS transactions

4. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

5. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

6. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

7. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

8. Many of the CES transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions.

Assured Guaranty Ltd.
Financial Guaranty Direct U.S. RMBS Profile (4 of 4)
 (dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating 1, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of June 30, 2010 2

U.S. Alt-A Option ARMs

Rating:	Net Par Outstanding	Pool Factor [3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
AAA	$150	62.5%	0.3%	11.4%	52.7%	1
AA	7	43.9%	18.6%	7.1%	37.5%	1
A	118	66.7%	49.6%	6.3%	35.2%	1
BBB	76	40.4%	21.9%	4.3%	24.2%	2
BIG	3,153	63.4%	7.4%	9.1%	44.4%	18

	$3,505	62.9%	8.8%	9.0%	44.0%	23

U.S. Subprime First Lien

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$1,026	25.9%	63.4%	11.7%	43.2%	5
AA	1,527	28.6%	58.0%	11.7%	40.8%	2
A	1,360	26.6%	61.6%	13.0%	42.4%	1
BBB	905	40.0%	45.8%	11.8%	41.1%	6
BIG	2,795	63.0%	27.3%	10.9%	50.1%	11

	$7,613	41.9%	46.6%	11.7%	44.9%	25

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. For this release, net par outstanding is based on values as of June 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on June 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Ltd.
Financial Guaranty Direct U.S. Commercial Real Estate Profile
 (dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating 1, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of June 30, 2010 2

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor [3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
Super senior	$4,185	91.5%	30.6%	0.3%	6.6%	185
AAA	245	85.9%	26.0%	0.3%	8.6%	7
AA	950	90.5%	13.7%	0.3%	6.9%	39
A	245	68.4%	11.0%	0.8%	6.1%	1
BBB	-	-	-	-	-	-
BIG	-	-	-	-	-	-

	$5,625	90.1%	26.7%	0.3%	6.7%	232

CDOs of U.S. Commercial Real Estate and CMBS 7

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [8]	Avg. Current Credit Enhancement [8]
CDOs of Commercial Real Estate	$715	56.3%	49.4%	47.0%
CDOs of CMBS [9]	556	43.7%	29.5%	44.8%

	$1,271	100.0%	40.7%	46.0%

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. For this release, net par outstanding is based on values as of June 30, 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on June 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

7. Represents other U.S. Commercial Real Estate not included in the table above.

8. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

9. Relates to vintages 2003 and prior.

Assured Guaranty Ltd.
Direct U.S. Consumer Receivables Profile
 (dollars in millions)

Distribution of Direct U.S. Consumer Receivables by Rating 1 as of June 30, 2010

Rating:	Credit Cards	Student Loans	Manufactured Housing	Auto	Total Net Par Outstanding
Super senior	$1,250	$-	$-	$-	$1,250
AAA	-	1,261	85	25	1,371
AA	-	-	48	27	75
A	-	-	-	1,817	1,817
BBB	89	-	171	861	1,121
BIG	-	-	-	-	-

	$1,339	$1,261	$304	$2,730	$5,634

Average rating [1]	AAA	AAA	A-	A-	AA
Avg. initial credit enhancement [2]	53.1%	7.2%	27.6%	12.1%	21.6%
Avg. current credit enhancement [2]	53.3%	11.2%	26.2%	29.2%	30.7%

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

Assured Guaranty Ltd.
Direct Credit Derivative Net Par Outstanding Profile
 (dollars in millions)

Distribution of Direct Credit Derivative Net Par Outstanding by Rating 1

	June 30, 2010
Ratings [2]:	Net Par Outstanding	% of Total
Super senior	$28,776	26.0%
AAA	50,235	45.5%
AA	9,841	8.9%
A	6,775	6.1%
BBB	7,305	6.6%
BIG	7,586	6.9%

Total direct credit derivative net par outstanding	$110,518	100.0%

Distribution of Direct Credit Derivative Net Par Outstanding by Sector and Average Rating

	June 30, 2010
	Net Par Outstanding	Average Rating [2]
Public Finance
U.S. public finance	$1,189	A-
Non-U.S. public finance	7,869	A+

Total public finance	$9,058	A+

Structured Finance
U.S. Structured Finance:
Pooled corporate obligations	$60,326	AAA
Residential mortgage-backed and home equity	10,425	BBB-
Commercial mortgage-backed securities	6,674	AAA
Commercial receivables	721	BBB+
Consumer receivables	545	AAA
Structured credit	226	BB
Other structured finance	179	B+
Insurance securitizations	170	A-

Total U.S. structured finance	79,266	AA+
Non-U.S. Structured Finance:
Pooled corporate obligations	18,906	AAA
Residential mortgage-backed and home equity	2,617	AAA
Commercial mortgage-backed securities	381	AAA
Structured credit	148	BBB
Insurance securitizations	82	BB
Commercial receivables	60	A

Total non-U.S. structured finance	22,194	AAA

Total structured finance	$101,460	AA+

Total direct credit derivative net par outstanding	$110,518	AA+

1. Includes credit derivatives accounted for at fair value and excludes $3.6 billion of CDS not at fair value.

2. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Please refer to Glossary for description of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
As of June 30, 2010
 (in millions)

BIG Exposures by Asset Exposure Type	Net Par Outstanding [1]
U.S. Public Finance:
General obligation	$852
Municipal utilities	621
Tax backed	375
Healthcare	365
Transportation	162
Infrastructure finance	26
Higher education	21
Housing	8
Other public finance	730

Total U.S. public finance	3,160
Non-U.S. Public Finance:
Infrastructure finance	575

Total non-U.S. public finance	575

Total public finance	$3,735

U.S. Structured Finance:
Residential mortgage-backed and home equity	$17,285
Pooled corporate obligations	2,261
Consumer receivables	542
Structured credit	289
Commercial receivables	117
Other structured finance	176

Total U.S. structured finance	20,670

Non-U.S. Structured Finance:
Insurance securitizations	923
Pooled corporate obligations	122
Commercial receivables	21
Residential mortgage-backed and home equity	4

Total non-U.S. structured finance	1,070

Total structured finance	$21,740

Total BIG net par outstanding	$25,475

1. Includes $747.3 million in gross par which the Company purchased or obtained for risk mitigation purposes.

Please refer to Glossary for description of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
 (dollars in millions)

Net Par Outstanding by BIG Category 1

	Financial Guaranty and Credit Derivatives Surveillance Categories
	June 30, 2010 [2]	December 31, 2009
Category 1
U.S. public finance	$1,698	$1,761
Non-U.S. public finance	536	600
U.S. structured finance	3,207	4,275
Non-U.S. structured finance	1	2

Total Category 1	5,442	6,638
Category 2
U.S. public finance	897	719
Non-U.S. public finance	4	4
U.S. structured finance	11,178	9,913
Non-U.S. structured finance	70	3

Total Category 2	12,149	10,639
Category 3
U.S. public finance	565	647
Non-U.S. public finance	35	40
U.S. structured finance	6,285	6,202
Non-U.S. structured finance	999	1,000

Total Category 3	7,884	7,889

BIG Total	$25,475	$25,166

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of below investment grade ("BIG") credits. The BIG credits are divided into three categories: BIG Category 1: Below investment grade transactions showing sufficient deterioration to make material losses possible, but for which no losses have been incurred. Non-investment grade transactions on which liquidity claims have been paid are in this category. BIG Category 2: Below investment grade transactions for which expected losses have been established but for which no unreimbursed claims have yet been paid. BIG Category 3: Below investment grade transactions for which expected losses have been established and on which unreimbursed claims have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

2. Includes $747.3 million in gross par as of June 30, 2010, which the Company purchased or obtained for risk mitigation purposes.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of June 30, 2010
 (dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]
U.S. Public Finance:
Jefferson County Alabama Sewer	$512	D
Detroit (City of) Michigan	414	BB
Guaranteed Student Loan transaction	254	BB
Jefferson County Alabama School Sales Tax Limited Obligation	177	BB
Detroit (City of) School District Michigan	164	BB
San Joaquin Hills California Transportation	162	BB
St. Barnabas Health System - New Jersey	155	BB
Guaranteed Student Loan transaction	136	CCC
Mashantucket Pequot Tribe, Connecticut	130	B
Reading (City of) Pennsylvania	119	BB
Orlando Tourist Development Tax - Florida	118	BB+
Harrisburg (City of) Pennsylvania General Obligation	96	B
Finance Authority of Maine	91	BB-
Guaranteed Student Loan transaction	71	BB-

Total	$2,599
Non-U.S. Public Finance:
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)	$263	BB
Cross City Tunnel Motorway Finance Limited	244	BB

Total	$507

Total	$3,106

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of June 30, 2010
 (dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement	60+ Day Delinquencies [2]
U.S. Structured Finance:
U.S. RMBS:
Deutsche ALT-A Securities Mortgage Loan 2007-2	$864	CCC	4.7%	32.4%
MABS 2007-NCW	618	BB	33.9%	67.2%
Countrywide HELOC 2006-I	601	CCC	0.0%	9.4%
MASTR 2007-3	548	CCC	5.2%	56.7%
Countrywide HELOC 2006-F ($45.5 million included in investments) [3]	529	CCC	0.0%	26.3%
Mortgage IT Securities Corp. Mortgage Loan 2007-2	525	B	10.4%	12.9%
Private Residential Mortgage Transaction	496	B	23.8%	30.1%
Private Residential Mortgage Transaction	468	BB	23.1%	29.3%
Private Residential Mortgage Transaction	459	CCC	26.3%	31.3%
Deutsche ALT-A Securities Mortgage Loan 2007-3	438	B	9.3%	26.7%
Option One 2007-FXD2	395	B	18.6%	30.1%
CWALT Alternative Loan Trust 2007-HY9	395	CCC	7.2%	47.1%
Nomura Asset Acceptance Corp. 2007-1 ($0.9 million included in investments) [3]	390	CCC	1.6%	44.0%
Private Residential Mortgage Transaction	389	B	17.0%	36.9%
Countrywide Home Equity Loan Trust 2007-D	365	CCC	0.0%	9.0%
Countrywide Home Equity Loan Trust 2005-J	363	CCC	0.0%	15.6%
HarborView 2006-12	337	B	10.7%	56.7%
AAA Trust 2007-2	336	CCC	37.4%	50.2%
Countrywide HELOC 2005-D	326	CCC	0.0%	13.2%
Countrywide HELOC 2007-A	309	CCC	0.0%	9.8%
MARM 2007-1 (FKA MASTR 2007-OA1)	309	CCC	0.0%	35.0%
Countrywide 2007-13	281	BB	31.3%	56.4%
Countrywide HELOC 2007-B	280	CCC	0.0%	9.7%
GMACM 2004-HE3	270	B	0.0%	0.0%
Terwin Mortgage Trust 2006-12SL ($58.7 million included in investments) [3]	253	CCC	0.0%	18.4%
IndyMac 2007-H1 HELOC	227	CCC	0.0%	10.2%
CWABS 2007-4	221	B	22.1%	42.1%
FHABS 2006-HE2 HELOC	213	BB	0.0%	3.0%
Terwin Mortgage Trust 2007-1SL ($46.1 million included in investments) [3]	208	CCC	0.0%	10.3%
Soundview 2007-WMC1	203	CCC	11.9%	71.4%
Terwin Mortgage Trust 2006-10SL ($32.5 million included in investments)	198	CCC	0.0%	13.8%
HarborView 2006-1	194	CCC	6.3%	60.5%
HarborView 2007-1	192	B	14.0%	56.8%
New Century 2005-A	171	BB	20.5%	30.3%
CWALT Alternative Loan Trust 2007-OA10 ($55.5 million included in investments) [3]	167	CCC	9.1%	55.3%
Countrywide HELOC 2005-C	156	CCC	0.4%	11.1%
HarborView 2006-10	155	CCC	1.2%	33.6%
CSAB 2006-3	148	CCC	0.0%	45.5%
Renaissance (DELTA) 2007-3	148	B	26.2%	35.1%
Flagstar HELOC 2006-2	136	CCC	20.4%	12.0%
Flagstar HELOC 2005-1	130	BB	17.1%	8.9%
Lehman Excess Trust 2007-16N	129	CCC	10.0%	39.7%
NAAC 2007-S2	119	CCC	0.0%	14.5%
ACE Home Equity Loan Trust 2007-SL3	114	BB	0.0%	12.3%
AHMA 2007-4	114	CCC	0.0%	31.3%
Taylor Bean & Whitaker 2007-2 ($31.2 million included in investments) [3]	111	CCC	0.0%	37.8%
IMSC 2007-HOA1	103	CCC	0.0%	29.1%
CSAB 2006-2 ($12.1 million included in investments) [3]	92	CCC	3.5%	40.2%
Countrywide ALTA 2005-22T	92	B	5.9%	23.3%
Deutsche ALT-B 2006-AB1	90	CCC	4.8%	30.7%
MASTR Asset Backed Securities Trust 2005-NC2	80	CCC	18.9%	44.0%
Countrywide HELOC 2006-H ($16.2 million included in investments) [3]	78	CCC	0.0%	20.5%
Terwin Mortgage Trust 2005-16HE	73	BB	13.4%	26.9%
Deutsche ALT-B 2006-AB4	72	CCC	0.0%	37.2%
CSMC 2007-3	70	CCC	0.0%	34.2%
Terwin Mortgage Trust 2007-6ALT ($20.8 million included in investments) [3]	69	CCC	0.0%	76.2%
ACE 2006-GP1	68	CCC	0.0%	9.7%
ACE 2007-SL1	64	CCC	0.0%	12.1%
GSAA 2005-12	63	BB	11.1%	23.4%
CSAB Mortgage-Backed Trust 2007-1 ($12.3 million included in investments) [3]	63	CCC	0.1%	34.7%
CWALT 2005-62	60	CCC	11.2%	57.4%
Terwin Mortgage Trust 2005-14HE	58	BB	12.5%	26.6%
DSLA 2005-AR5	56	CCC	2.0%	27.7%
ACE Home Equity Loan Trust 2007-SL2	54	CCC	0.0%	9.8%
SACO I Trust 2005-GP1	54	CCC	0.0%	8.6%
CSAB 2006-4 ($18.0 million included in investments) [3]	53	CCC	0.1%	39.4%
Luminent 2006-2	52	CCC	7.2%	55.7%

Total U.S. RMBS	$15,462

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

3. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of June 30, 2010
 (dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
U.S. Structured Finance:
Other:
Taberna Preferred Funding IV, LTD. Class A-1	$292	CCC	33.4%
Alesco Preferred Funding XVI, LTD.	259	B-	6.9%
Taberna Preferred Funding II, LTD.	244	CCC	30.1%
Attentus CDO I Limited Class A-1	232	BB	33.4%
Weinstein Film Securitization	226	BB	N/A
Alesco Preferred Funding XVII, LTD.	204	B	15.0%
Taberna Preferred Funding III, LTD. Class A-1B	195	CCC	27.1%
Attentus CDO II Limited Class A-1	189	BB	33.7%
NRG Peaker ($251 million included in investments) [2] [3]	155	B	N/A
National Collegiate Trust Series 2007-3	155	CCC	N/A
Taberna Preferred Funding VI, Ltd. Class A-1	152	CCC	38.0%
US Capital Funding IV, Ltd. Class A-1	151	B	18.6%
National Collegiate Trust Series 2007-4	125	CCC	N/A
Synthetic High Yield Pooled Corporate CDO	114	CCC	9.5%
Conseco Finance MH Series 2001-2	102	BB	17.3%
Taberna Preferred Funding III, LTD. Class A-1A	93	CCC	27.1%
Greenpoint 2000-4	75	BB	14.8%
National Collegiate Trust Series 2005-1 CLASS A-5-1 Grantor Trust Certificates	65	B-	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BB	N/A
Rental Car Finance Corp 2006-1	60	BB	N/A
Rental Car Finance Corp 2007-1	50	BB	N/A

Total Other	$3,201

Total	$18,663
Non-U.S. Structured Finance:
Ballantyne Re PLC Class A-2 Floating Rate Notes ($106.4 million included in investments) [2]	$500	CC	N/A
Orkney Re II, PLC Series A-1 Floating Rate Notes	423	CCC	N/A
Synthetic High Yield Pooled Corporate CDO	76	CCC	9.5%

Total	$999

Total	$19,662

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

3. Net par shown is net of $96 million of ceded par. The Company owns 100% of the collateral in the insured transaction.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of June 30, 2010
 (in millions)

50 Largest U.S. Public Finance Exposures

Credit Name:	Net Par Outstanding	Rating [1]
New Jersey (State of)	$4,752	AA-
California (State of)	3,764	A-
Massachusetts (Commonwealth of)	3,481	AA
New York (State of)	3,480	AA
New York (City of) New York	3,237	AA-
Chicago (City of) Illinois	2,626	AA-
Puerto Rico (Commonwealth of)	2,389	BBB-
Washington (State of)	2,359	AA-
Houston Texas Water and Sewer Authority	2,323	A+
Port Authority of New York and New Jersey	2,214	AA-
Wisconsin (State of)	2,209	AA-
Illinois (State of)	2,169	BBB+
Los Angeles California Unified School District	2,136	AA
New York MTA Transportation Authority	2,064	A
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,061	A+
Philadelphia (City of) Pennsylvania	1,956	BBB-
Massachusetts (Commonwealth of) State Sales Tax	1,949	AA
University of California Board of Regents	1,857	AA-
Long Island Power Authority	1,830	A-
New York City Municipal Water Finance Authority	1,827	AA+
Pennsylvania (Commonwealth of)	1,803	AA-
Michigan (State of)	1,778	A+
California (State of) Department of Water Resources - Electric Power Revenue	1,675	A-
Chicago-O'Hare International Airport	1,639	A
Chicago Illinois Public Schools	1,630	A+
Illinois Toll Highway Authority	1,605	AA
Miami-Dade County Florida School District	1,553	A-
Arizona (State of)	1,541	AA-
San Francisco Airports Commission	1,531	A
Kentucky (Commonwealth of)	1,529	AA-
Florida (State of)	1,522	AA+
Los Angeles California Department of Water and Power - Electric Revenue Bonds	1,472	AA-
New York MTA Dedicated Tax	1,419	AA-
Hawaii (State of) Department of Hawaiian Home Lands	1,416	AA
New Jersey Turnpike Authority	1,405	A
Puerto Rico Highway and Transportation Authority	1,402	BBB
Massachusetts (Commonwealth of) Water Resources	1,394	AA
Atlanta Georgia Water & Sewer System	1,367	BBB+
Puerto Rico Electric Power Authority	1,333	A-
Broward County Florida School Board	1,287	AA-
Metro Washington Airport Authority	1,279	AA-
District of Columbia	1,221	A+
Connecticut (State of)	1,214	AA+
Philadelphia Pennsylvania School District	1,204	A
Detroit Michigan Sewer	1,170	A+
New York State Thruway - Highway Trust Fund	1,165	AA-
Austin Texas Combined Utility System Revenue Bonds	1,133	AA-
California State University System Trustee	1,130	AA-
Houston (City of) Texas Airport System	1,090	A+
Clark County Nevada School District	1,083	AA

Total top 50 U.S. public finance exposures	$92,673

  1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of June 30, 2010
 (dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Rating [1]	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,302	AA	28.6%
Stone Tower Credit Funding	1,254	AAA	58.2%
Synthetic Investment Grade Pooled Corporate CDO	1,157	AAA	13.4%
Synthetic High Yield Pooled Corporate CDO	975	AA-	42.2%
Deutsche ALT-A Securities Mortgage Loan 2007-2	864	CCC	4.7%
Synthetic Investment Grade Pooled Corporate CDO	765	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	754	Super Senior	24.2%
Mizuho II Synthetic CDO	738	A	30.7%
Synthetic Investment Grade Pooled Corporate CDO	731	AA-	40.0%
Synthetic Investment Grade Pooled Corporate CDO	725	AAA	25.0%
Synthetic Investment Grade Pooled Corporate CDO	675	Super Senior	23.4%
Private Residential Mortgage Transaction	667	BBB+	N/A
280 Funding I	660	AAA	39.0%
Synthetic Investment Grade Pooled Corporate CDO	653	AAA	17.2%
Citibank OMNI Trust 2007-A7	650	Super Senior	49.4%
MABS 2007-NCW	618	BB	33.9%
ARES Enhanced Credit Opportunities Fund	608	AAA	42.0%
Countrywide HELOC 2006-I	601	CCC	0.0%
Anchorage Crossover Credit Finance LTD	600	AAA	31.3%
Applebees Enterprises LLC	584	BBB-	N/A
Sandelman Finance 2006-1 Limited	563	AAA	38.2%
MASTR 2007-3	548	CCC	5.2%
Countrywide HELOC 2006-F ($45.5 million included in investments) [2]	529	CCC	0.0%
Mortgage IT Securities Corp. Mortgage Loan 2007-2	525	B	10.4%
Synthetic Investment Grade Pooled Corporate CDO	523	Super Senior	29.7%
Synthetic Investment Grade Pooled Corporate CDO	523	Super Senior	24.5%
Jupiter Securitization Company	514	AAA	N/A
Synthetic Investment Grade Pooled Corporate CDO	514	Super Senior	14.3%
Private Residential Mortgage Transaction	496	B	23.8%
Eastland CLO, LTD	496	Super Senior	33.0%
LIICA Holdings, LLC	495	AA	N/A
Synthetic High Yield Pooled Corporate CDO	494	AA	45.7%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Private Residential Mortgage Transaction	480	BBB-	23.5%
Denali CLO VII, LTD.	472	AAA	19.9%
Private Residential Mortgage Transaction	468	BB	23.1%
Private Residential Mortgage Transaction	459	CCC	26.3%
SLM Private Credit Student Loan Trust 2007-A	450	AAA	15.0%
Avenue CLO V	449	AAA	19.8%
Deutsche ALT-A Securities Mortgage Loan 2007-3	438	B	9.3%
Synthetic Investment Grade Pooled Corporate CDO	438	AAA	29.5%
Synthetic Investment Grade Pooled Corporate CDO	433	AAA	10.7%
Liberty CLO LTD	428	Super Senior	31.1%
Synthetic Investment Grade Pooled Corporate CDO	420	AAA	34.0%
Synthetic Investment Grade Pooled Corporate CDO	419	AAA	23.7%
Grayson CLO	418	Super Senior	23.7%
Churchill Financial Cayman	413	AAA	36.8%
Field Point IV, Limited	412	AA-	22.5%
KKR Financial CLO 2007-1	409	AAA	50.9%
Synthetic Investment Grade Pooled Corporate CDO	405	Super Senior	36.0%

Total top 50 U.S. structured finance exposures	$29,696

  1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

  2. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of June 30, 2010
 (in millions)

25 Largest Non-U.S. Exposures

Credit Name:	Net Par Outstanding	Rating [1]
Quebec Provence	$2,261	A+
Sydney Airport Finance Company	1,438	BBB
Thames Water Utility Finance PLC	1,310	BBB+
PB Domicile 2006-1	1,038	AAA
Fortress Credit Investments I Class A-1	936	AAA
Essential Public Infrastructure Capital III	850	Super Senior
Channel Link Enterprises Finance Plc	837	BBB
International AAA Sovereign Debt Synthetic CDO	821	AAA
Southern Gas Networks Plc	786	BBB
Paragon Mortgages (No.13) Plc	745	AAA
Essential Public Infrastructure Capital II	722	Super Senior
Reliance Rail Finance Pty. Limited	691	BBB+
United Utilities Water PLC	665	A
Capital Hospitals (Issuer) plc	662	BBB-
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - B)	644	A-
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - A)	644	A-
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - C)	644	A-
Synthetic Investment Grade Pooled Corporate CDO	632	Super Senior
Japan Expressway Holding and Debt Repayment Agency	619	AA
Powercor Australia LLC	592	A-
Artesian Finance II Plc (Southern) - Swap Policy	577	A-
Stichting Profile Securitisation I	504	Super Senior
Synthetic Investment Grade Pooled Corporate CDO	504	Super Senior
Ballantyne Re PLC Class A-2 Floating Rate Notes ($106.4 million included in investments)[2]	500	CC
Taberna Europe CDO II Plc	498	BBB-

Total top 25 non-U.S. exposures	$20,120

  1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

  2. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of June 30, 2010
 (in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A. [1]	$8,550
American Home Mortgage Acceptance, Inc.	2,871
GMAC Mortgage Corporation	2,515
Wells Fargo Bank, N.A.	2,274
Ocwen Loan Servicing, LLC.	1,173
JPMorgan Chase Bank	1,001
OneWest Bank Group, LLC.	942
Specialized Loan Servicing, LLC.	927
Select Portfolio Servicing, Inc.	500
First Tennessee Bank, N.A.	444

Total top 10 residential mortgage servicers exposures	$21,197

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Rating [1]	State
CHRISTUS Health	$491	A+	TX
MultiCare Health System	417	A+	WA
Methodist Healthcare Hospital Revenue Bonds	372	A	TN
Virtua Health	370	A	NJ
Meridian Health System	357	A-	NJ
Covenant Health Hospital Revenue Bonds	345	A-	TN
Iowa Health System Hospital Revenue Bonds	334	A+	IA
Bon Secours Health System Obligated Group	314	A-	MD
Lehigh Valley Health Network	300	A+	PA
Sutter Health	297	AA-	CA

Total top 10 U.S. healthcare exposures	$3,597

  1. Includes Countrywide Home Loans Servicing LP.

  2. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Ltd.
Loss and Loss Adjustment Expense ("LAE") Reserves by Segment/Type
 (in millions)

	As of June 30, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Total Financial Guaranty	Other	Total
Financial Guaranty segments insurance reserves by segment and type:
Gross loss and LAE reserves on financial guaranty contracts:
Case	$287.6	$112.4	$400.0	$1.0	$401.0
Incurred but not reported ("IBNR") and portfolio	-	-	-	2.5	2.5

Total gross loss and LAE reserves	$287.6	$112.4	$400.0	$3.5	$403.5
Ceded loss and LAE reserves on financial guaranty contracts:
Case	$17.5	$-	$17.5	$0.9	$18.4
IBNR and portfolio	-	-	-	0.6	0.6

Total ceded loss and LAE reserves	$17.5	$-	$17.5	$1.5	$19.0
Loss and LAE reserves on financial guaranty contracts net of ceded reinsurance:
Case	$270.1	$112.4	$382.5	$0.1	$382.6
IBNR and portfolio	-	-	-	1.9	1.9

Total net loss and LAE reserves	$270.1	$112.4	$382.5	$2.0	$384.5

Salvage and subrogation recoverable on financial guaranty contracts:
Gross	$672.7	$13.3	$686.0	$-	$686.0
Ceded [1]	83.5	-	83.5	-	83.5

Net salvage and subrogation recoverable	$589.2	$13.3	$602.5	$-	$602.5

Credit impairment on credit derivative contracts [2]:
Case gross	$517.4	$-	$517.4	$-	$517.4
Case ceded	30.3	-	30.3	-	30.3

Case net credit derivative reserves	$487.1	$-	$487.1	$-	$487.1

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance 3

Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$270.1	$112.4	$382.5
Credit impairment on credit derivative contracts	487.1	-	487.1

Net loss and LAE reserves	$757.2	$112.4	$869.6

1. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

2. Credit derivative assets and liabilities recorded on the balance sheet incorporate estimates of expected losses.

3. Gross of salvage and subrogation assets.

Assured Guaranty Ltd.
Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid
As of June 30, 2010
 (in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions [1]	2Q-10 Incurred Losses	2Q-10 Paid Losses	Net Loss and LAE Reserve[2]	Net Salvage and Subrogation Assets	Expected Loss to be Expensed
Total Financial Guaranty Direct and
Reinsurance:
First lien:
Prime first lien	$683.8	$-	$-	$0.2	$-	$-
Alt-A first lien	4,904.6	(17.5)	15.1	154.8	1.3	181.3
Alt-A option ARMs	3,165.0	51.1	29.7	223.2	15.1	468.7
Subprime first lien (including NIMs)	3,067.2	37.2	4.9	155.5	-	87.2

Total first lien	11,820.6	70.8	49.7	533.7	16.4	737.2
Second lien:
Prime closed end seconds	1,177.9	(13.3)	30.6	32.5	32.5	183.2
Prime HELOC	4,286.6	11.2	166.9	15.1	577.6	236.1

Total second lien	5,464.5	(2.1)	197.5	47.6	610.1	419.3

Total U.S. RMBS	17,285.1	68.7	247.2	581.3	626.5	1,156.5
Other structured finance	4,454.9	72.0	3.4	249.9	0.8	31.5
Public finance	3,734.5	(17.1)	9.7	55.8	15.4	47.9

Total Financial Guaranty Direct and
Reinsurance	$25,474.5	$123.6	$260.3	$887.0	$642.7	$1,235.9

Consolidation of VIEs	-	(24.3)	(41.0)	(17.4)	(40.2)	(90.6)

Total	$25,474.5	$99.3	$219.3	$869.6	$602.5	$1,145.3

1. Includes $747.3 million in gross par which the Company purchased or obtained for risk mitigation purposes

2. Includes credit impairment on credit derivative transactions.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
 (dollars in millions, except per share amounts)

		Year Ended December 31,
	YTD 2010	2009	2008	2007	2006
GAAP Summary Income Statement Data
Net earned premiums	$611.7	$930.4	$261.4	$159.3	$144.8
Realized gains and other settlements on credit derivatives	65.1	163.6	117.6	74.0	73.9
Net investment income	175.2	2,529.2	162.6	128.1	111.5
Total expenses	378.8	796.7	440.9	161.5	150.4
Income (loss) before provision for income taxes	731.4	132.9	112.3	(463.0)	190.0
Net income (loss) of Assured Guaranty Ltd. and subsidiaries	525.5	97.2	68.9	(303.3)	159.7
Operating income	284.6	293.3	74.5	178.0	157.2
Net income (loss) of Assured Guaranty Ltd. and subsidiaries per
diluted share	$2.77	$0.75	$0.77	$(4.38)	$2.13
Operating income per diluted share	$1.50	$2.27	$0.84	$2.57	$2.12

GAAP Summary Balance Sheet Data (End of Period)
Total investments and cash	$10,602.2	$10,852.3	$3,643.6	$3,147.9	$2,469.9
Total assets	17,588.6	16,802.7	4,555.7	3,762.9	2,931.6
Unearned premium reserves	7,661.3	8,400.2	1,233.7	887.2	631.0
Loss and LAE reserves	403.5	289.5	196.8	125.6	115.9
Long-term debt	921.6	917.4	347.2	347.1	347.1
Shareholders' equity of Assured Guaranty Ltd. and subsidiaries	3,868.6	3,520.5	1,926.2	1,666.6	1,650.8
Book value attributable to Assured per share	$21.05	$19.12	$21.18	$20.85	$24.44

Other Financial Information (GAAP Basis):
Net debt service outstanding (end of period)	$942,641	$958,265	$348,816	$302,413	$180,174
Gross debt service outstanding (end of period)	1,057,977	1,095,037	354,858	307,657	181,503
Net par outstanding (end of period)	627,514	640,422	222,722	200,279	132,296
Gross par outstanding (end of period)	700,642	726,929	227,164	204,809	133,303

Other Financial Information (Statutory Basis):
Net debt service outstanding (end of period)	$927,377	$942,193	$348,816	$302,413	$180,174
Gross debt service outstanding (end of period)	1,039,734	1,076,039	354,858	307,657	181,503
Net par outstanding (end of period)	613,878	626,274	222,722	200,279	132,296
Gross par outstanding (end of period)	684,330	709,786	227,164	204,809	133,303
Consolidated qualified statutory capital	4,679	4,902	2,310	2,079	1,658
Consolidated policyholders' surplus and reserves	10,762	10,792	3,652	3,040	2,374
Ratios:
Par insured to statutory capital	131:1	128:1	96:1	96:1	80:1
Capital ratio [1]	198:1	192:1	151:1	145:1	109:1
Financial resources ratio [2]	70:1	70:1	70:1	68:1	53:1
Gross debt service written:
Public finance - U.S.	$22,669	$87,940	$68,265	$66,190	$13,260
Public finance - non-U.S.	43	894	3,350	11,849	10,531
Structured finance - U.S.	1,809	2,501	13,972	42,414	28,902
Structured finance - non-U.S.	-	-	5,490	13,122	7,448

Total gross debt service written	$24,521	$91,335	$91,077	$133,575	$60,141

Net debt service written	$24,521	$91,335	$89,871	$129,872	$59,775
Net par written	15,449	49,759	55,418	84,686	50,541
Gross par written	15,449	49,921	56,140	88,117	50,892

1. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

2. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Note: Please refer to endnotes for explanation of non-GAAP financial measures.

Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s 10-K report for December 31, 2009.

General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution's revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the UK.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other public finance: primarily includes government insured student loans, government-sponsored project finance and structured municipal which includes excess of loss reinsurance on portfolios of municipal credits.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generallydefined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently beingin run off.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Mortgage-Backed Securities ("CMBS") are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories.

Explanation of Non-GAAP Financial Measures:

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP") which management uses and in order to assist investors and analysts in evaluating the Company's financial results. The following paragraphs define each financial measure not in accordance with GAAP ("non-GAAP financial measures") and describe why they are useful. In each case, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty, and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results. In addition, Assured Guaranty's management and board of directors also utilize non-GAAP measures as a basis for determining senior management incentive compensation. By providing a calculation of Assured Guaranty's non-GAAP financial measures in the Company's financial results press release, periodic financial reports filed with the U.S. Securities and Exchange Commission and investor presentations, investors, analysts and financial news media reporters have access to the same information that management reviews internally.

Operating Income:    Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the effects of consolidating certain financial guaranty variable interest entities (VIEs) in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  2)
  Elimination of the after-tax realized gains (losses) on the Company's investments, including other than temporary impairments, and credit and interest rate-related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

  3)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

  4)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  5)
  Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

Operating Shareholders' Equity:    Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and members of the financial news media use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholders' equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  2)
  Elimination of the after-tax unrealized gains (losses) on the Company's investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss.

  3)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Operating return on equity ("Operating ROE"):    Operating ROE represents operating income for a specified period divided by the average of operating shareholders' equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company's return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value:    Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and members of the financial news media use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

  1)
  Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

  2)
  Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

  3)
  Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue:    This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company's tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure.

PVP or present value of new business production:    Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company's tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Contacts:

 Equity Investors:
Sabra Purtill
Managing Director, Investor Relations
(212) 408-6044
spurtill@assuredguaranty.com

Ross Aron
Assistant Vice President, Investor Relations
(212) 261-5509
raron@assuredguaranty.com
Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda (441) 279-5705 www.assuredguaranty.com
Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

 Media:
Betsy Castenir
Managing Director, Corporate Communications
(212) 339-3424
bcastenir@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com

QuickLinks

  Exhibit 99.2
Assured Guaranty Ltd. June 30, 2010 Financial Supplement